CREDIT SUISSE FIRST BOSTON                                                                                 Exhibit 20        Page 1
                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                  September 1, 1998 through September 30, 1998

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------
(A) Original Total Portfolio                                                                       $110,004,479.62
(B) Class A Noteholders' Percentage                                                                          67.00%
(C) Original Class A Note Balance                                                                   $73,703,000.00
(D) Class A Note Rate                                                                                         6.20%
(E) Class B Noteholders' Percentage                                                                          17.00%
(F) Original Class B Note Balance                                                                   $18,700,000.00
(G) Class B Note Rate                                                                                         6.40%
(H) Class C Noteholders' Percentage                                                                          10.00%
(I) Original Class C Note Balance                                                                   $11,000,000.00
(J) Class C Note Rate                                                                                         7.00%
(K) Class D Certificateholders' Percentage                                                                    6.00%
(L) Original Class D Certificate Balance                                                             $6,601,479.62
(M) Class D Certificate Rate                                                                                  0.00%
(N) Servicing Fee Rate                                                                                        3.50%
(O) Original Weighted Average Coupon (WAC)                                                                   20.03%
(P) Original Weighted Average Remaining Term (WAM)                                                           54.45 months
(Q) Number of Contracts                                                                                      9,006
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                           5,500,223.98
    (ii)  Minimum Specified Reserve Balance                                                           2,200,089.59
    (iii) Initial Deposit                                                                             1,650,067.19

(S) Noteholders' Percentage                                                                                  94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                      Total Trust
------------------------------------------------                                                      -----------

(A) Total Portfolio Outstanding                                                                     $69,322,301.78
(B) Total Portfolio Pool Factor                                                                          0.6301771
(C) Class A Note Balance                                                                            $46,098,215.94
(D) Class A Principal Factor                                                                             0.6254592
(E) Class A Interest Carryover Shortfall                                                                      0.00
(F) Class A Principal Carryover Shortfall                                                                     0.00
(G) Class B Note Balance                                                                            $11,696,086.16
(H) Class B Principal Factor                                                                             0.6254592
(I) Class B Interest Carryover Shortfall                                                                      0.00
(J) Class B Principal Carryover Shortfall                                                                     0.00
(K) Class C Note Balance                                                                             $6,880,050.68
(L) Class C Principal Factor                                                                             0.6254592
(M) Class C Interest Carryover Shortfall                                                                      0.00
(N) Class C Principal Carryover Shortfall                                                                     0.00
(O) Class D Certificate Balance                                                                      $4,647,949.01
(P) Reserve Account Balance                                                                           4,594,184.43
(Q) Payahead Account Balance                                                                            151,068.86
(R) Aggregate Subordinated Servicing Fees to Date                                                     2,553,969.08
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                       0.00
(T) Cumulative Net Losses for All Prior Periods                                                      10,091,684.76
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                     19.89%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                             43.07 months
(W) Number of Contracts                                                                                      6,662

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                               $1,611,858.58
    (ii)  Interest Payments Received                                                                 1,052,152.77
    (iii) Repurchased Loan Principal                                                                         0.00
    (iv)  Repurchased Loan Interest                                                                          0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                              20,138.47
(C) Amount Applied From Payahead Account                                                                     0.00
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                    19.88%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                        42.12 months
(F) Remaining Number of Contracts                                                                           6,462
(G) Delinquent Contracts
                                                                               Contracts                      Amount
                                                                               ---------                      ------

    (i)   30-59 Days Delinquent                                                 216             3.34%     $2,380,669.09     3.60%
    (ii)  60-89 Days Delinquent                                                   0             0.00%              0.00     0.00%
    (iii) 90 Days or More Delinquent                                              0             0.00%              0.00     0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                                              $760,513.09
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                               $1,543,050.70
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                     597,827.12
    (iii) Recoveries on Previously Liquidated Contracts                                                      184,710.49
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                                 131


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated September 1, 1997, and is correct, to the best of my knowledge.


/s/ Thomas A. Blend                            Vice-President                                      10/09/98
----------------------------------------------------------                                         ------------
Signature                                      Title                                               Date

CREDIT SUISSE FIRST BOSTON                                                                     Exhibit 20    Page 2
                                Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                                  September 1, 1998 through September 30, 1998
I. COLLECTIONS
--------------
(A) Principal Payments Received (C(A)i)                                                               $1,611,858.58
(B) Interest Payments Received (C(A)ii)                                                                1,052,152.77
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                             782,537.61
(D) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                 0.00
                                                                                                 ------------------

(F) Total Collections (A+B+C+D+E)                                                                     $3,446,548.96

                                                                                                 ------------------

(G) Total Available Amount (F)                                                                        $3,446,548.96

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                               $1,611,858.58
(B) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                          1,543,050.70
                                                                                                 ------------------
(D) Principal Distribution Amount (A+B+C)                                                             $3,154,909.28


(E) Current Servicing Fee Due                                                                           $202,190.05
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                      0.00
                                                                                                 ------------------
(G) Total Servicing Fees Payable                                                                         202,190.05
(H) Servicing Fees Paid from Collection Account                                                          202,190.05
(I) Reserve Account Draw for Servicing Fees Payable                                                            0.00
(J) Servicing Fee Shortfall                                                                                    0.00
(K) Current Subordinated Servicing Fee                                                                         0.00
(L) Aggregate Subordinated Servicing Fees Before (P)                                                   2,553,969.08

(M) Class A Distributable Amount
    (i) Class A Monthly Interest Distributable Amount                                                   $238,174.12
    (ii) Class A Interest Distributable Amount                                                           238,174.12
    (iii) Class A Monthly Principal Distributable Amount                                               2,113,813.93
    (iv) Class A Principal Distributable Amount                                                        2,113,813.93
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                             $2,351,988.05
    (vi) Class A Interest Paid from Collection Account                                                   238,174.12
    (vii) Reserve Account Draw for Class A Interest Payable                                                   $0.00
    (viii) Class A Interest Carryover Shortfall                                                               $0.00
    (ix) Class A Principal Paid from Collection Account                                                2,113,813.93
    (x) Reserve Account Draw for Class A Principal Payable                                                     0.00
    (xi) Class A Principal Carryover Shortfall                                                                 0.00

(N) Class B Distributable Amount
    (i) Class B Monthly Interest Distributable Amount                                                    $62,379.13
    (ii) Class B Interest Distributable Amount                                                            62,379.13
    (iii) Class B Monthly Principal Distributable Amount                                                 536,319.02
    (iv) Class B Principal Distributable Amount                                                          536,319.02
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                               $598,698.15
    (vi) Class B Interest Paid from Collection Account                                                    62,379.13
    (vii) Reserve Account Draw for Class B Interest Payable                                                   $0.00
    (viii) Class B Interest Carryover Shortfall                                                               $0.00
    (ix) Class B Principal Paid from Collection Account                                                  536,319.02
    (x) Reserve Account Draw for Class B Principal Payable                                                     0.00
    (xi) Class B Principal Carryover Shortfall                                                                 0.00

(O) Class C Distributable Amount
    (i) Class C Monthly Interest Distributable Amount                                                    $40,133.63
    (ii) Class C Interest Distributable Amount                                                            40,133.63
    (iii) Class C Monthly Principal Distributable Amount                                                 315,481.77
    (iv) Class C Principal Distributable Amount                                                          315,481.77
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                               $355,615.40
    (vi) Class C Interest Paid from Collection Account                                                    40,133.63
    (vii) Reserve Account Draw for Class C Interest Payable                                                   $0.00
    (viii) Class C Interest Carryover Shortfall                                                               $0.00
    (ix) Class C Principal Paid from Collection Account                                                  253,539.08
    (x) Reserve Account Draw for Class C Principal Payable                                                61,942.69
    (xi) Class C Principal Carryover Shortfall                                                                 0.00

(P) Payment of Subordinated Servicing Fees
    (i) Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))                  $2,553,969.08
    (ii) Subordinated Servicing Fees Paid from Collection Account                                              0.00
    (iii) Aggregate Subordinated Servicing Fees to Date (i-ii)                                        $2,553,969.08

(Q) Certificateholders' Distributable Amount
    (i) Certificateholders' Distributable Amount                                                        $189,294.56
    (ii) Certificateholders' Distributable Amount Paid from Collection Account                                 0.00

CREDIT SUISSE FIRST BOSTON                                                                                Exhibit 20         Page 3
                                  Key Bank USA, N.A. Automotive Specialty Finance

                            MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                                    September 1, 1998 through September 30, 1998

III. PAYAHEAD ACCOUNT INFORMATION
---------------------------------
(A) Beginning Period Balance (B(Q))                                                                         $151,068.86
(B) Amounts Applied to Payahead Account (C(B))                                                                20,138.47
(C) Amounts Withdrawn from Payahead Account (C(C))                                                                 0.00
                                                                                                        ---------------
(D) Ending Period Balance                                                                                   $171,207.33

IV. POOL BALANCES AND PORTFOLIO INFORMATION
-------------------------------------------                                   Begin. of Period         End of Period
                                                                              ----------------         -------------
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                                 $69,322,301.78             $66,167,392.50
    (ii)   Total Pool Factor                                                       0.6301771                  0.6014973
    (iii)  Receivables Balance                                                 69,322,301.78              66,167,392.50
    (iv)   Prefunding Account Balance                                                   0.00                       0.00
    (v)    Class A Note Balance                                               $46,098,215.94             $43,984,402.01
    (vi)   Class A Principal Factor                                                0.6254592                  0.5967790
    (vii)  Class B Note Balance                                               $11,696,086.16             $11,159,767.14
    (viii) Class B Principal Factor                                                0.6254592                  0.5967790
    (ix)   Class C Note Balance                                                $6,880,050.68              $6,564,568.91
    (viii) Class C Principal Factor                                                0.6254592                  0.5967790
    (ix)   Class D Certificate Balance                                         $4,647,949.01              $4,458,654.45

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                                19.89%                     19.88%
    (ii)  Weighted Average Remaining Maturity (WAM)                                    43.07 months               42.12 months
    (iii) Remaining Number of Contracts                                                6,662                      6,462



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")
-------------------------------------------

(A) Beginning RA Balance (B(H))                                                                           $4,594,184.43

(B) Draw for Servicing Fee (II(I))                                                                                 0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                                    0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                                    0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                                    0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                                    0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                                     0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                                61,942.69

(I) Overcollateralization Amount                                                                         $22,182,990.49
(J) Maximum Specified Reserve Balance                                                                      5,500,223.98
(K) Specified Reserve Account Balance                                                                      5,500,223.98

(L) Amount Available for Deposit to the RA                                                                         0.00
                                                                                                      -----------------

(M) RA Balance Prior to Release                                                                           $4,532,241.74
(N) Specified Reserve Account Balance                                                                      5,500,223.98
(O) Reserve Account Release                                                                                        0.00

(P) Ending Reserve Account Balance                                                                        $4,532,241.74


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
---------------------------------------------

(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                             $760,513.09
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                       $1,543,050.70
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                            597,827.12
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                            184,710.49
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                                    10,852,197.85

(D) Delinquent and Repossessed Contracts
                                                                         Contracts                   Amount
                                                                         ---------                   ------
    (i)   30-59 Days Delinquent (C(G)i)                                     216         3.34%   $2,380,669.09         3.60%
    (ii)  60-89 Days Delinquent (C(G)ii)                                      0         0.00%            0.00         0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                0         0.00%            0.00         0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                131         2.03%    1,363,727.26         2.06%

CREDIT SUISSE FIRST BOSTON                                                                            Exhibit 20          Page 4
                                    Key Bank USA, N.A. Automotive Specialty Finance

                               MONTHLY SERVICING REPORT -- AFG RECEIVABLES TRUST, 1997-B

                                      September 1, 1998 through September 30, 1998


          VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
          --------------------------------------------------

          (A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
              (i)   Second Preceding Collection Period                                                                11.84%
              (ii)  Preceding Collection Period                                                                       16.56%
              (iii) Current Collection Period                                                                         13.16%
              (iv)  Three Month Average (Avg(i,ii,iii))                                                               13.85%

          (B) Ratio of Balance of Contracts Delinquent 60 Days or More and
              Balance of Financed Vehicles Repossessed but not Charged off to
              the Outstanding Pool Balance as of Each Collection Period.
              (i)   Second Preceding Collection Period                                                                 2.63%
              (ii)  Preceding Collection Period                                                                        2.31%
              (iii) Current Collection Period                                                                          2.06%
              (iv)  Three Month Average (Avg(i,ii,iii))                                                                2.34%

          (C) Cumulative Net Loss Ratio                                                                                9.87%

          (D) Loss and Delinquency Trigger Indicator                                                    Trigger Was Not Hit


          VIII. RECONCILIATION OF COLLECTION ACCOUNT
          ------------------------------------------

          (A) Collection Account Beginning Balance (I(H))                                                      3,446,548.96
          (B) Servicing Fee Paid (II(H))                                                                         202,190.05
          (C) Class A Interest Paid (II(M(vi)))                                                                  238,174.12
          (D) Class B Interest Paid (II(N(vi)))                                                                   62,379.13
          (E) Class C Interest Paid (II(O(vi)))                                                                   40,133.63
          (F) Class A Principal Paid (II(M(ix)))                                                               2,113,813.93
          (G) Class B Principal Paid (II(N(ix)))                                                                 536,319.02
          (H) Class C Principal Paid (II(O(ix)))                                                                 253,539.08
          (I) Reserve Account Deposit                                                                                  0.00
          (J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                                  0.00
          (K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                                0.00
          (L) Releases to Seller                                                                                       0.00

                                                  AFG Receivables Trust 1997-B            Exhibit 20         Page 5
                                     Monthly Statement to Noteholders and Certificateholders
                                                  Servicer: Key Bank USA, N.A.
                                              Sub Servicer: AutoFinance Group, Inc.
                                            Indenture Trustee: Bankers Trust Company
                                          Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  September 1, 1998 through September 30, 1998
Distribution Date:  10/15/98
Month:              13

Statement for Class A, Class B and Class C Noteholders and Certificateholders Pursuant                     Per $1,000 of Outstanding
to Section 5.6 of the Sale and Servicing Agreement                                                          Class A/Class B/Class C
                                                                                                             Certificate Amount
                                                                                                           -----------------------
(i)     Principal Distribution
          Class A Note  Amount                                                              2,113,813.93           45.8545713
          Class B Note  Amount                                                                536,319.02           45.8545713
          Class C Note  Amount                                                                315,481.77           45.8545713
          Certificates  Amount                                                                189,294.56           40.7264702


(ii)    Interest Distribution
          Class A Note  Amount                                                                238,174.12            5.1666668
          Class B Note  Amount                                                                 62,379.13            5.3333337
          Class C Note  Amount                                                                 40,133.63            5.8333335



(iii)   Total Pool Balance of Notes and Certificates (end of Collection Period)           66,167,392.50


(iv)    Class A Notes Balance (end of Collection Period)                                  43,984,402.01
        Class A Pool Factor (end of Collection Period)                                        0.5967790
        Class B Notes Balance (end of Collection Period)                                  11,159,767.14
        Class B Pool Factor (end of Collection Period)                                        0.5967790
        Class C Notes Balance (end of Collection Period)                                   6,564,568.91
        Class C Pool Factor (end of Collection Period)                                        0.5967790
        Certificates Balance (end of Collection Period)                                    4,458,654.45



(v)     Basic Servicing Fee                                                                  202,190.05             2.9166667


(vi)    Aggregate Net Losses                                                                 760,513.09


(vii)   Reserve Account Balance after Giving Effect to Payments
        Made on Distribution Date                                                          4,532,241.74
        Specified Reserve Account Balance after Giving Effect to Payments
        Made on Distribution Date                                                          5,500,223.98
        Draws on Reserve Account                                                              61,942.69
        Deposits to Reserve Account                                                                0.00


(viii)  Class A Notes Interest Carryover Shortfall                                                 0.00             0.0000000
        Class B Notes Interest Carryover Shortfall                                                 0.00             0.0000000
        Class C Notes Interest Carryover Shortfall                                                 0.00             0.0000000
        Class A Notes Principal Carryover Shortfall                                                0.00             0.0000000
        Class B Notes Principal Carryover Shortfall                                                0.00             0.0000000
        Class C Notes Principal Carryover Shortfall                                                0.00             0.0000000


(ix)    Aggregate Purchase Amount of Receivables Repurchased by the Seller
          or purchased by Servicer                                                                 0.00


(x)     Delinquent Contracts
                                                                                           Number                 Balance
                                                                                   ------------------------------------------
           30-59 Days                                                                               216          2,380,669.09
           60-89 Days                                                                                 0                 0.00
           90 Days or More                                                                            0                 0.00